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                                 FORM T-1

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
          OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_

                      PNC BANK, NATIONAL ASSOCIATION
           (Exact Name of Trustee as Specified in its Charter)

                              NOT APPLICABLE
 (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                25-1197336
                   (I.R.S. Employer Identification No.)

                              One PNC Plaza
       Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
           (Address of principal executive offices - Zip code)

      Allan K. Poust, Vice President, PNC Bank, National Association
         4th Floor, Two PNC Plaza, Pittsburgh, Pennsylvania 15222
                              (412) 762-2838
        (Name, address and telephone number of agent for service)

                         LA PETITE ACADEMY, INC.
           (Exact name of obligor as specified in its charter)

                                 Delaware
      (State or other jurisdiction of incorporation or organization)

                                43-1243221
                   (I.R.S. Employer Identification No.)

                            LPA Holding Corp.
           (Exact Name of Obligor as Specified in Its Charter)
                         Delaware EIN 48-1144353

                            LPA Services, Inc.
           (Exact Name of Obligor as Specified in Its Charter)
                         Delaware EIN 72-2849053

          14 Corporate Woods, 8717 West 110th Street, Suite 300
                       Overland Park, Kansas 66201
           (Address of principal executive offices - Zip code)

            10% Series B Senior Notes due 2008 and Guarantees
                    of the 10% Series B Senior Notes
                        (Title of the securities)

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Item 1.  General information.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency                              Washington, D.C.
                           Federal Reserve Bank of Cleveland                        Cleveland, Ohio
                           Federal Deposit Insurance Corporation                    Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither any obligor nor any underwriter for any obligor is an affiliate of the trustee.

Item 3 through Item 14.

         None of the obligors is currently in default under any outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form
         T-1 General Instructions B.

Item 15. Foreign trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1    -    Articles of Association of the trustee, with
                               all amendments thereto, as presently in effect, filed as Exhibit 1 to Trustee's Statement of Eligibility and Qualification, Registration
                               No. 333-43153 and incorporated herein by reference.

         Exhibit T-1-2    -    Copy of Certificate of the Authority of the
                               Trustee to Commence Business, filed as Exhibit
                               2 to Trustee's Statement of Eligibility and
                               Qualification, Registration No. 2-58789 and incorporated herein by reference.

         Exhibit T-1-3    -    Copy of Certificate as to Authority of the
                               Trustee to Exercise Trust Powers, filed as
                               Exhibit 3 to Trustee's Statement of Eligibility and Qualification, Registration No. 2-58789, and incorporated herein by reference.

         Exhibit T-1-4    -    The By-Laws of the trustee, filed as Exhibit 4
                               to Trustee's Statement of Eligibility and Qualification, Registration No. 333-28711 and incorporated herein by reference.

         Exhibit T-1-5    -    The consent of the trustee required by Section
                               321(b) of the Act.

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         Exhibit T-1-6    -    The copy of the Balance Sheet taken from the
                               latest Report of Condition of the trustee published in response to call made by Comptroller of the Currency under Section 5211 U.S. Revised Statutes.


                                   NOTE

    The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of any obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of any obligor, or are affiliates or directors or executive officers of any obligor, and (b) the voting securities of the trustee owned beneficially by any obligor and each director and executive officer of each obligor, are based upon information furnished to the trustee by the obligors and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligors, it cannot accept any responsibility therefor.




                                          -------------------------------
                                          Signature appears on next page


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                                SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on June 3, 1998.

                                PNC BANK, NATIONAL ASSOCIATION
                                (Trustee)


                                By ___________________________________
                                                  Allan K. Poust
                                                  Vice President



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                                                            EXHIBIT T-1-5


                            CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed offering by La Petite Academy, Inc., LPA Holding Corp. and LPA Services, Inc. of the 10% Series B Senior Notes Due 2008, and the related Guarantees, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   PNC BANK, NATIONAL ASSOCIATION
                                   (Trustee)


                                   By ___________________________________
                                                     Allan K. Poust
                                                     Vice President


Dated: June 3, 1998


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                                                            EXHIBIT T-1-6



                       SCHEDULE RC - BALANCE SHEET
                                   FROM
                           REPORT OF CONDITION
            Consolidating domestic and foreign subsidiaries of
                      PNC BANK, NATIONAL ASSOCIATION
                of PITTSBURGH in the state of PENNSYLVANIA
                       at the close of business on
                              March 31, 1998
                    filed in response to call made by
                       Comptroller of the Currency,
             under title 12, United States Code, Section 161
                            Charter Number 540
            Comptroller of the Currency Northeastern District


                              BALANCE SHEET

                                                                                                 Thousands
                                                                                                of Dollars
                                                                                                ----------
                                               ASSETS
Cash and balances due from depository institutions
     Noninterest-bearing balances and currency and coin                                        $ 2,571,979
     Interest-Bearing Balances.........................................................             74,141
Securities
     Held-to-maturity securities.......................................................                  0
     Available-for-sale securities.....................................................          6,438,137
     Federal funds sold and
     Securities purchased under agreements to resell                                               233,993
Loans and lease financing receivables:
     Loans and leases, net of unearned income     $53,845,983
     LESS:  Allowance for loan and lease losses       879,844
     LESS:  Allocated transfer risk reserve                 0
     Loans and leases, net of unearned income,
       allowance and reserve...........................................................         52,966,139
Trading assets ........................................................................             91,468
Premises and fixed assets (including capitalized leases)...............................            805,743
Other real estate owned ...............................................................             43,906
Investments in unconsolidated subsidiaries and
     associated companies .............................................................              2,940
Customers' liability to this bank on acceptances outstanding ..........................             74,249
Intangible assets .....................................................................          1,628,061
Other assets...........................................................................          1,995,543
                                                                                               -----------

         Total Assets..................................................................       $ 66,926,299
                                                                                               ===========



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


                                                  LIABILITIES

Deposits:
   In domestic offices.................................................................        $40,991,484
      Noninterest-bearing                                            $ 9,664,232
      Interest-bearing                                                31,327,252
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          2,253,178
      Noninterest-bearing                                              $   9,137
      Interest-bearing                                                 2,244,041
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
   Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          2,274,573
Demand notes issued to U.S. Treasury...................................................                 25
Trading Liabilities....................................................................            151,785
Other borrowed money
   With original maturity of one year or less..........................................          8,838,456
   With original maturity of more than one year through three years....................            231,929
   With original maturity of more than three years.....................................          4,153,234
Bank's liability on acceptances executed and outstanding...............................             74,249
Subordinated notes and debentures .....................................................            671,220
Other liabilities......................................................................          1,306,177
                                                                                            --------------
Total liabilities......................................................................         61,036,310


                                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock...........................................................................            218,919
Surplus. . . ..........................................................................          2,376,731
Undivided profits and capital reserves.................................................          3,327,385
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................            (33,046)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          5,889,989
                                                                                               -----------

Total liabilities and equity capital...................................................       $ 66,926,299
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